Exhibit 23(a)

         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Harnischfeger Industries, Inc. of our report dated November 28, 1995 appearing in the Current Report on Form 8-K dated December 8, 1995, which is incorporated by reference in this Annual Report on Form 10-K.

1.   Registration Statement on Form S-8 (Registration No.
33-42833)
2.   Registration Statement on Form S-8 (Registration No.
33-23985)
3.   Registration Statement on Form S-8 (Registration No.
33-18393)
4.   Registration Statement on Form S-3 (Registration No.
33-51436)
5.   Registration Statement on Form S-8 (Registration No.
33-46738)
6.   Registration Statement on Form S-8 (Registration No.
33-46739)
7.   Registration Statement on Form S-8 (Registration No.
33-46740)
8.   Registration Statement on Form S-8 (Registration No.
33-57209)
9.   Registration Statement on Form S-3 (Registration No.
33-57979)
10.  Registration Statement on Form S-8 (Registration No.
33-58087)


PRICE WATERHOUSE LLP
January 29, 1996




Exhibit 23(b)

      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Harnischfeger Industries, Inc.'s Form 10-K of our report dated March 25, 1994, included in Harnischfeger Industries, Inc.'s Form 8-K dated
December 8, 1995.


                         ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
January 29, 1996